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As filed with the Securities and Exchange Commission on November 1, 1999
                                      Registration No. 333-________________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          ATLANTIC AMERICAN CORPORATION
               (Exact name of issuer as specified in its charter)
        Georgia                                           58-1027114
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)
                               4370 Peachtree Road
                           Atlanta, Georgia 30319-3000
                     (Address of principal executive office)


                          ATLANTIC AMERICAN CORPORATION
                               1992 INCENTIVE PLAN
                            (Full title of the plan)


                             Mr. Edward L. Rand, Jr.
                          Vice President and Treasurer
                          Atlantic American Corporation
                               4370 Peachtree Road
                           Atlanta, Georgia 30319-3000
                                 (404) 266-5500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With a copy to:
                              Mark L. Hanson, Esq.
                           Jones, Day, Reavis & Pogue
                               3500 SunTrust Plaza
                           303 Peachtree Street, N.E.
                           Atlanta, Georgia 30308-3242


                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------ ------------------------

                                   Proposed maximum Proposed maximum
 Title of securities  Amount to be offering price     aggregate      Amount of
 To be registered      registered  per share(1)   offering price(1) registration
                                                                       fee(1)
------------------------------------------------------- ------------------------
------------------------------- ------------------------------------------------
Common Stock,        1,400,000
$1.00 par value      shares          $2.625         $3,675,000        $1,021.65
------------------------------- ----------------------- ------------------------

         (1) In accordance with Rules 457(c) and (h) under the Securities Act of 1933, the maximum aggregate offering price and registration fee have been computed as follows: the price per share of Common Stock of Atlantic American Corporation has been based on the average of the high and low prices reported for the Common Stock on the Nasdaq National Market on October 25, 1999 (a date within 5 business days prior to the date of filing this Registration Statement). In accordance with General Instruction E to Form S-8, the filing fee is paid only with respect to the additional securities being registered under the 1992 Incentive Plan.

                             EXPLANATORY NOTE

The purpose of this Registration Statement is to register 1,400,000 additional shares of Common Stock, par value $1.00 per share, of Atlantic American Corporation (the "Company"), issuable pursuant to the Company's 1992 Incentive Plan. In accordance with General Instruction E of Form S-8 the information contained in the Registration Statement on Form S-8 (No. 33-56866) is incorporated herein by reference.


Item 8.  Exhibits.

    4        Atlantic American Corporation 1992 Incentive Plan, as amended Plan

    5 Opinion of Jones, Day, Reavis & Pogue (with respect to the legality of the securities being registered)

    23(a)    Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5)

    23(b)    Consent of Arthur Andersen LLP, independent public accountants

    23(c)    Consent of Ernst & Young LLP, independent auditors

    24 Power of Attorney (included as part of the signature page of this Registration Statement)

                                  SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 29th day of October, 1999.


                                              ATLANTIC AMERICAN CORPORATION


                                            By:   /s/ Edward L. Rand, Jr.
                                                    Edward L. Rand, Jr.
                                                Vice President and Treasurer

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Mack Robinson and Hilton H. Howell, Jr., jointly and severally, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:



Signature                          Title                             Date
---------------------        ----------------            -----------------------
/s/ J. Mack Robinson       Chairman of the Board               October 29, 1999
-------------------
J. Mack Robinson
-------------------


/s/ Hilton H. Howell, Jr.    President, Chief                  October 29, 1999
-------------------------     Executive Officer
Hilton H. Howell, Jr.         and Director
-------------------------

/s/ Edward L. Rand, Jr.      Vice President                    October 29, 1999
-----------------------      and Tresurer
Edward L. Rand, Jr.       (Principal Financial
                           and Accounting Officer)


/s/ Edward E. Elson           Director                         October 29, 1999
----------------------
Edward E. Elson
------------------------

/s/ Harold K. Fischer         Director                         October 29, 1999
-------------------------
Harold K. Fischer
-----------------------

/s/ Samuel E. Hudgins         Director                         October 29, 1999
--------------------------
Samuel E. Hudgins
----------------------

/s/ D. Raymond Riddle        Director                          October 29, 1999
-------------------------
D. Raymond Riddle
----------------------

/s/ Harriett J. Robinson     Director                          October 29, 1999
--------------------------
Harriett J. Robinson
------------------------

/s/ Scott G. Thompson        Director                          October 29, 1999
------------------------
Scott G. Thompson
----------------------

/s/ William H. Whaley, M.D.   Director                         October 29, 1999
----------------------------
William H. Whaley, M.D.
------------------------

/s/ Dom H. Wyant             Director                          October 29, 1999
----------------------
Dom H. Wyant
-----------------

/s/ Mark C. West             Director                          October 29, 1999
---------------------
Mark C. West
---------------------

                                                    Exhibit Index




4         Atlantic American Corporation 1992 Incentive Plan, as amended

5 Opinion of Jones, Day, Reavis & Pogue (with respect to the legality of the securities being registered)

23(a)     Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5)

23(b)     Consent of Arthur Andersen  LLP, independent public accountants

23(c)     Consent of Ernst & Young LLP, independent auditors

24 Power of Attorney (included as part of the signature page of this Registration Statement)